Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                  HARDINGE INC.
               (Exact name of issuer as specified in its charter)

                New York                                 I.R.S. No. 16-0470200
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                       Identification No.)

            Elmira, New York                                      14902
(Address of principal executive offices)                        (Zip Code)

                             ----------------------
                           HARDINGE INC. SAVINGS PLAN
                            (Full title of the plan)
                             -----------------------

    ROBERT E. AGAN                                      J. PHILIP HUNTER, Esq.
       President                                       Sayles, Evans, Brayton,
     Hardinge Inc.                                          Palmer & Tifft
  One Hardinge Drive                                   One West Church Street
     P.O. Box 1507                                    Elmira, New York  14901
Elmira, New York  14902                                     (607) 734-2271
    (607) 734-2281

           (Name, address and telephone number of agents for service)
                           --------------------------

Approximate date of proposed commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                      Proposed maximum    Proposed maximum      Amount of
    Title of securities          Amount being          offering price        aggregate        registration
    being registered              registered              per share        offering price          fee
--------------------------------------------------------------------------------------------------------------
Interests of Participation in
    the Plan.....................$7,350,000(1)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share ................   300,000 shares(2)       $24.50          $7,350,000           $2,535
==============================================================================================================

(1) The $7,350,000 of participation interests in the Plan being registered represents estimated aggregate contributions of employees to the Plan.

(2) Plus such indeterminate number of additional shares as may be required in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from certain stock dividends or a reclassification of the Common Stock.

(3) The proposed maximum offering price per share represents the closing price of the Common Stock in the NASDAQ National Market on December 12, 1995.

===============================================================================

                                  HARDINGE INC.

                              CROSS-REFERENCE SHEET

    FORM S-8                                 CAPTION OR LOCATION
  ITEM NUMBER                                   IN PROSPECTUS
  -----------                                   -------------

      1(a) Cover page; General Information Regarding the Plan -- Administration of the Plan

      1(b)                            Cover page; General Information
                                      Regarding the Plan -- Eligibility

      1(c)                            General Information Regarding
                                      the Plan, Contributions --
                                          --Investment of Contributions;

      1(d)                            General Information Regarding
                                      the Plan -- Administration of the Plan

      1(e)                            General Information Regarding
                                      the Plan -- Distributions

      1(f)                            General Information Regarding
                                      the Plan -- Federal Taxes
                                      Applicable to the Plan

      1(g)                            General Information Regarding
                                      the Plan -- Contributions

      1(h)                            General Information Regarding
                                      the Plan -- Suspensions,
                                      Withdrawals and Alienation of
                                      Interests

      1(i),(j)                        Not Applicable

      2                               Incorporation of Certain
                                      Documents by Reference

P R O S P E C T U S

                                  HARDINGE INC.

                              --------------------
                                 300,000 Shares
                                  Common Stock
                                ($.01 par value)
                              --------------------


      Participation in the Hardinge Inc. Savings Plan (the "Plan") and shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company offered by this Prospectus are being offered, or may be offered from time to time, by the Company pursuant to the terms of the Plan to employees of Hardinge Inc. and certain of its subsidiary companies. The shares offered will be purchased by Chemung Canal Trust Company as trustee (the "Trustee") under the Plan with cash contributions made pursuant to the Plan by participating employees or the Company, or, in the case of certain Company contributions, may be contributed by the Company from treasury shares or authorized and unissued shares. See "General Information Regarding the Plan -- Investment of Contributions." The number of shares offered by this Prospectus is subject to proportionate adjustment upon increase or decrease in the number of issued shares of the Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in shares effected without receipt of consideration by the Company.

      The term "Company" as used in this Prospectus refers to Hardinge Inc. and any subsidiary to which the Plan is applicable, both individually and collectively as the context requires. Although the Company believes that the Plan is qualified under Section 401(a) of the Internal Revenue Code, the Company has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan. When used with reference to the contributions by the Company for a participating employee, the term "Company" refers to the corporation employing such employee.

                           --------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY
                        OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

               The date of this Prospectus is December 15, 1995.

                               TABLE OF CONTENTS

Available Information........................................................2

Incorporation of Certain Documents by Reference..............................2

General Information Regarding the Plan.......................................3

Experts......................................................................9


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, is required to file reports and other information with the Securities Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at and obtained from the Commission at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, Suite 1400; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

      The Common Stock is listed on the NASDAQ National Market and reports, proxy statements and other information concerning the Company are available for inspection at the office of the NASDAQ National Market at 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement"), of which this Prospectus forms a part, covering the Plan participation interests and Common Stock to be sold pursuant to this offering. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to any such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference, and made a part hereof from the date of filing of such document, in this Prospectus the following documents filed by the Company with the Commission pursuant to the Exchange Act:

            1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

            3. The Company's Current Reports on Form 8-K dated May 19, 1995, November 16, 1995, and November 29, 1995.

            4. The Company's Registration Statement on Form S-2, as amended, filed with the Commission April 27, 1995.

            5. All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

            6. A description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated May 19, 1995.

      Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or any Prospectus Supplement or in any other subsequently filed incorporated document modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus has been delivered, upon request of such person, a copy of any or all information incorporated by reference in this Prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). The Company will also provide, upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of any or all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act and all documents required to be delivered pursuant to Rule 428(b) under the Securities Act of 1933, as amended. Written or telephone requests for such documents or copies should be directed to Elizabeth Tranter, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone
(607) 734-2281.


                     GENERAL INFORMATION REGARDING THE PLAN

      The Plan was originally adopted in 1957 to enable participating employees to obtain a beneficial interest in the Company and thereby encourage them to increase productivity and to remain employees of the Company, and to provide a measure of security for employees upon retirement or disability. In 1986, the Plan was amended and restated and renamed the Hardinge Brothers, Inc. Employee Stock Ownership and Savings Plan to modify Company contribution provisions and provide an opportunity for eligible employees to make tax-deferred contributions into the Plan of up to 15% of compensation. The Plan was recently amended and restated and renamed the Hardinge Inc. Savings Plan to provide for matching Company contributions to the Plan and to provide employees with a wider choice of investment options under the Plan.

      The Plan provides for certain investment funds to which contributions are made by participating employees and another investment fund to which contributions are made by the Company for the account of participating employees. The investment funds are sometimes referred to herein as the "Funds" and are more fully described hereinafter in "Investment of Contributions." All Funds under the Plan are held by the Trustee pursuant to the terms of a Trust Agreement.

Eligibility

      Employees of the Company or employees of any corporation of which the Company owns 80% or more of the capital stock and which are invited and elect to join the Plan (each such person an "Employee") are eligible to make tax-deferred contributions to the Plan pursuant to the terms of the Plan on the first day of the month coincident with or succeeding the date 30 days after the Employee's date of hire with the Company. Every Employee shall be entitled to share in Company contributions pursuant to the terms of the Plan on the first day of January or July following the completion of one year of service with the Company during which the

Employee completed at least 1,000 hours of service. Contributions by employees under the Plan are completely voluntary. At October 31, 1995, of the approximately 1,070 employees eligible, 376 were participating in the Plan.

Employee Contributions

      A participating employee may contribute to certain Funds, through payroll deductions, amounts in increments of 1% of annual compensation (including salary, wages, fees, commissions, bonuses and overtime pay) or a fixed dollar amount, as such employee shall designate, up to a maximum of 15% of such compensation. Amounts so contributed are limited pursuant to: the provisions of
Section 415 of the Internal Revenue Code of 1954, as amended (the "Code"), which restrict to the lesser of $30,000 or 25% of compensation the maximum aggregate amount which may be contributed annually to the Funds for the account of a Participant; the provisions of Section 415(e) of the Code, which restrict the overall benefits which Participants may receive under the Plan and the Company's Pension Plan; and the provisions of Section 401(k) of the Code which restrict the amount that may be contributed to an amount established by law and which restrict the maximum amount of pre-tax dollars which certain employees may contribute to the Plan in the event that the Plan does not meet the legally required level of participation among all employees eligible to participate in the Plan.

      Employee contributions are remitted by the Company to the Trustee for the account of each participating employee no later than the last day of the calendar month immediately following the month in which such contributions are made. Participants may stop or reduce the amount of their contributions upon written notice to the Hardinge Savings Plan Committee (the "Committee") and such changes will be effective as soon as is practicable after receipt of such notice by the Committee. Participants also may increase the amount of contributions upon 15 days' written notice to the Committee.

      The Plan permits "rollover" contributions by persons hired by the Company who have received or are eligible to receive distributions from tax-qualified plans of prior employers.

Employer Contributions

      Effective January 1, 1996, the Company will contribute monthly to a Company Common Stock Fund under the Plan for the account of each Participant an amount equal to 25% (the "Matching Contribution") of such Participant's contributions to the Plan during that month, exclusive of "rollover" contributions, provided that such Matching Contribution shall only be applied to the first 5% of such Participant's compensation. On a semi-annual basis, the Company, in its discretion, may increase the Matching Contribution. In addition, the Company, in its discretion, may contribute on an annual basis additional amounts to such Company Common Stock Fund and allocate such amounts to each Participant that is employed by the Company as of

December 31 of such year and who has completed 1,000 paid hours of service in such year; the amount allocated to each Participant will be in accordance with a formula based on such Participant's compensation (up to $35,000) and years of service. All contributions by the Company will be invested in Common Stock of the Company. Contributions made by the Company shall be paid to the Trustee on or before the last day of the calendar month immediately following the month for which such contributions are made or as soon thereafter as practicable and shall be credited to each Participant's account as of the last day of the month for which such contributions are made.

Investment of Contributions

      All contributions under the Plan shall be paid by the Company to the Trustee. Employees may specify the amount, if any, in increments of 5%, of their contributions to be allocated to a fixed-income fund ("Fund A"), a Company Common Stock fund ("Fund B"), a mutual fund indexed to Standard and Poor's 500 equity securities ("Fund D") and/or a mutual fund comprised of equity securities selected by the Trustee ("Fund E"), provided, however, that the Employee may not allocate more than 50% of contributions to Fund B. The Company Common Stock Fund to which Company contributions are made is hereinafter referred to as "Fund C." Pending investment of contributions in the designated Funds, such contributions may be temporarily reinvested by the Trustee in short-term fixed-income securities. Employee contributions designated for Fund B are invested solely in Common Stock of the Company. The Trustee will purchase shares for Fund B on the open market or may from time to time purchase treasury or authorized and unissued shares from the Company at the closing price of shares of the Company's Common Stock on the NASDAQ National Market on the trading day next preceding such purchase. The Company's contributions to Fund C are also invested in shares of Common Stock of the Company, which may be purchased by the Trustee on the open market or, in the discretion of the Company, may be contributed by the Company from treasury or authorized and unissued shares.

      Participants may change the designation of Funds to which their contributions are to be allocated upon 15 days' written notice to the Committee; such change will be effective the first day of the following month. Also upon 15 days' prior written notice to the Committee, Participants may transfer in 5% multiples that Participant's interests among Funds A, B, D and E, provided that not more than 50% of the sum of such Participant's interests in Funds A, B, D and E may be invested in Fund B as a result of the transfer. Such transfer will be effective as of the last day of the calendar quarter in which such notice is received by the Committee. Elections by an officer of the Company that would effect such officer's investment in Funds holding Company Stock shall only be given effect upon six months' prior written notice to the Committee. On or after attainment of age 55, a Participant may elect to transfer a portion of such participant's interest in Fund C to Fund A. On or after attainment of age 55 a prior participant in the Company's profit sharing plan may elect to transfer all or a portion of such participant's profit sharing account balance among Funds A, D and E and a fixed-income fund maintained by the Trustee.

      Dividends and any other distributions not in the form of stock on the Company's Common Stock held by the Trustee are reinvested in shares of the Company's Common Stock and each Participant's account is credited with a proportionate number of such shares based on the number of shares in each account on the record date of such distribution.

Vesting

      All amounts contributed to the Funds are fully vested and nonforfeitable.

Suspensions, Withdrawals and Alienation of Interests

      In extraordinary circumstances constituting a "Hardship", as defined in the Plan, a Participant may withdraw his or her contributions to the Funds, provided that such Participant has taken all available distributions and loans available from the Plan and all other plans sponsored by the Company and can prove that the Participant has no other financial resources available to meet his or her financial need. The extraordinary circumstances constituting a "Hardship" include financial hardship suffered by the participant on account of events such as: medical expenses described in Section 213(d) of the Internal Revenue Code; purchase of a principal residence of the Participant; payment of tuition and related educational expenses for the next twelve months of post-secondary education for certain family members; payment of amounts necessary to prevent eviction from the Participant's residence or to avoid foreclosure on the mortgage of a principal residence; or the inability of the Participant to meet certain expenses, debts or other obligations recognized by the IRS as giving rise to immediate and heavy financial need.

      The Plan provides that no benefit under the Plan shall in any manner be anticipated, assigned, hypothecated or alienated, and no person has or may create a lien on any funds, securities or other property held under the Plan, except in each case as otherwise provided by law.

Distributions

      Distributions from Funds B and C will be made in whole shares of Common Stock, cash or a combination of both, as elected by the Participant. Distributions from Funds A, D and E will be made solely in cash.

      Upon a participant's retirement, all of such participant's interests in the Funds will be distributed at the election of the participant, or his beneficiary in the event of his death, and with the approval of the Committee,
(i) in a lump sum in cash or Common Stock or (ii) in monthly, quarterly, semi-annual or annual installments in cash for up to 20 years provided that the Participant's account is valued at more than $3,500.

      Distributions are made only upon the authorization of the Committee and only at fair market value; provided, however, that if a distribution is made by payment in installments, the undistributed balance of the Participants' account shall continue to participate ratably in the gross earnings, other increments and unrealized investment appreciation and in all expenses, taxes and unrealized investment depreciation in fixed-income investments selected by the Trustee.

      Participants (including directors and officers of the Company) who receive distributions from the Plan in the form of shares of the Common Stock of the Company may from time to time sell all or part of such stock on a national securities exchange or market at the prevailing market price and upon payment of normal brokerage commissions for transactions effected on such exchange or market, subject to the requirement that any such sales by "affiliates" of the Company must be made pursuant to Rule 144 under the Securities Act of 1933 or otherwise pursuant to an exemption from the registration requirements of the Securities Act. No part of the proceeds of such resales will be received by the Company.

Plan Loans

      The Plan provides that Participants may borrow from the Plan against contributions made by the Participant provided, among other things, that: (i) only one loan shall be extended at any one time, (ii) the loan shall be secured, (iii) the minimum loan amount shall be $1,000, (iv) the maximum loan amount shall be 50% of the Participant's qualified account balance attributable to Participant contributions (subject to legal limits), (v) the interest rate on such loan shall be comparable to rates on similar loans charged by local commercial banks, and (vi) the term of the loan shall not exceed five years, except in the case of a purchase of a principal residence of the Participant.

Administration of Plan

      The Plan is administered by the Committee which is appointed by and serves at the pleasure of the Board of Directors of the Company. The Committee has the exclusive right to interpret the terms and provisions of the Plan. The present members of the Committee, all of whom are employees of the Company, are as follows: Robert E. Agan, Malcolm L. Gibson, Thomas L. Halm, Douglas C. Tifft and Daniel M. Ungvarsky. Additional information about the Plan and its administrators may be obtained from Douglas C. Tifft, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 734-2281.

      All fees and expenses of the Trustee and all administrative expenses of the Committee are paid by the Company.

      Participants in the Plan shall be furnished quarterly statements of their interests in the Funds.

      The Plan is subject to Titles I and II of the Employment Retirement Income Security Act of 1974 ("ERISA"). Title IV of ERISA is not applicable to the Plan as the provisions of such title relate to defined benefit plans.

Term and Amendment of Plan

      The Plan is not limited in duration but the Company has the right at any time to amend or terminate the Plan.

Federal Taxes Applicable to the Plan

      Although the Company believes that the Plan is a qualified plan under
Section 401(a) of the Code and the Funds are exempt from federal income taxes under Section 501(a) of the Code, the Company has submitted or will submit the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan. Disclosure herein assumes that the Plan is so qualified.

      All contributions to the Funds by the Company are deductible from the Company's gross income. Contributions to the Funds by employees are deductible from their income. Participants are not subject to federal income taxes on contributions made by them, on contributions of the Company or on dividends or other income received by the Trustee and credited to a Participant's account until such contributions, dividends and income are withdrawn or distributed to such Participant.

      A distribution of the entire interest of a Participant in the Funds following retirement, death, total and permanent disability or other termination of employment may be in the form of cash or in the form of a combination of cash and shares of the Common Stock of the Company. Such a distribution may qualify for five-year or ten-year forward averaging, capital gain or tax-free rollover treatment.

      Upon a lump sum distribution of both cash and shares of Common Stock representing the entire interest of a Participant, in a single taxable year of the Participant or his beneficiary, the Participant recognizes as ordinary income the amount of cash and the fair market value of such shares distributed minus any unrealized appreciation in such shares. The term "unrealized appreciation" means the difference between the aggregate market value of such shares at the time of distribution and the average cost basis of such shares in the hands of the Trustee. Unrealized appreciation in shares of Common Stock is not taxable upon distribution, regardless of whether such Common Stock is attributable to Company contributions or Participant contributions, but is taxed at long-term capital gains rates upon a subsequent sale of such shares. The Participant's cost basis in the shares is the cost basis of such shares to the Trustee and does not include unrealized appreciation. The holding period for capital gain or loss treatment commences on the date of distribution of the shares. Five- or ten-year forward averaging treatment cannot be applied to the unrealized appreciation portion of a distribution.

      Notwithstanding the foregoing, if an employee participated in the Plan prior to January 1, 1974, the portion of a taxable distribution attributable to pre-1974 contributions will be eligible for long-term capital gains treatment; post-1973 contributions are taxable at ordinary income rates. A Participant may, however, elect to waive long-term capital gains treatment of such distribution and in lieu thereof apply five- or ten-year forward averaging.

      A Participant may roll over an entire lump sum distribution or any portion thereof to another tax-qualified plan, annuity plan, individual retirement account ("IRA"), individual retirement annuity or individual retirement fund within 60 days after its receipt (the amount rolled over does not reduce the IRA annual limitations on contributions), provided, however, that amounts not rolled over directly by the Plan are subject to applicable withholding. The portion of the distribution rolled over is not then included in gross income and taxation is deferred until distribution from the successor plan or IRA. If rolled over to an IRA, distributions from an IRA are taxed solely as ordinary income and are not eligible for five-year or ten-year forward averaging and may be eligible for subsequent rollover treatment. The portion of the distribution not rolled over is included in income in the year of distribution and is not eligible for five-year or ten-year forward averaging. Shares of Common Stock may be rolled over directly into another qualified plan or IRA if the trustee of such plan will accept them, or such shares may be sold and the entire proceeds or a portion thereof may be rolled over within the 60-day period from the date of distribution. The amount of any gain realized in such a sale (the excess of the sale price over fair market value at the date of distribution) may also be rolled over. No gain or loss is recognized on such a sale to the extent that the proceeds are rolled over. If both cash and shares are distributed, the shares are sold and only a portion of the distribution, including proceeds, is rolled over, the participant may designate the portion of the cash and the portion of the proceeds of shares which is to be included in the rollover. If no designation is made, the portion of cash and the portion of the proceeds of shares which is included in the rollover will be determined on a pro rata basis. The portion of the retained proceeds attributable to the value of the shares on the date of distribution is taxed as ordinary income, and the portion of the retained proceeds attributable to any difference between the value of the shares on the date of distribution and the sales price is treated as capital gain or loss.

      If upon termination of employment a Participant receives installment payments over a period of up to 20 years, all such distributions are taxable at ordinary income rates in the year of receipt.

      The foregoing is a summary only of the federal tax consequences of participation in the Plan. Participants and their beneficiaries are advised to consult their personal tax advisors concerning the time and manner of any distributions from the Plan to which they may be entitled.


                                     EXPERTS

      The consolidated financial statements of Hardinge Inc. appearing in Hardinge Inc.'s Annual report (Form 10-K) for the year ended December 31, 1994 and in Hardinge Inc.'s Registration Statement (Form S-2 No. 33-91644), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference

         The information required by this Item 3 is provided in the Prospectus filed as a part of this Registration Statement under the caption "Incorporation of Certain Documents by Reference."

Item 4.  Description of Securities

         Not Applicable

Item 5.  Interests of Named Experts and Counsel

         J. Philip Hunter, Secretary and a director of the Company and, at the date hereof, beneficial owner of 2,322 shares of Common Stock of the Company, is a partner of Sayles, Evans, Brayton, Palmer & Tifft, which provides regular legal advice to the Company.

Item 6.  Indemnification of Directors and Officers

         The Registrant is incorporated under the New York Business Corporation Law ("NYBCL"). Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, a "derivative action"), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was wrongful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

         Article XI of the By-Laws of the Registrant provides indemnification of its directors and officers to the fullest extent permitted by the NYBCL. The Registrant's directors and officers also are covered by a conventional directors' and officers' insurance policy.

Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

          (4) Registration Statement of the Company on Form 8-A dated May 19, 1995 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, incorporated herein by reference.

          (5) Opinion of Sayles, Evans, Brayton, Palmer & Tifft, counsel for the Registrant.

         (23)  (a)  Consent of Ernst & Young, L.L.P., included on Page II-7 of this Registration Statement.

               (b) Consent of counsel is included in Exhibit 5 to this Registration Statement.

         The Registrant has submitted or will submit the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities

          Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

The Registrant.

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, State of New York, on the 12th day of December, 1995.


                                   HARDINGE INC.

                                   By  /s/ Robert E. Agan
                                      ________________________________________
                                                   Robert E. Agan
                                        President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 1995;


            Signature                                      Title
 /s/ Robert E. Agan
___________________________________       President, Chief Executive Officer
         (Robert E. Agan)                 and Director

 /s/ Malcolm L. Gibson
___________________________________       Senior Vice President/Chief Financial
        (Malcolm L. Gibson)               Officer and Assistant Secretary

 /s/ Douglas A. Greenlee
___________________________________       Vice President and Director
      (Douglas A. Greenlee)

 /s/ Richard L. Simmons
___________________________________       Controller
       (Richard L. Simons)

 /s/ J. Philip Hunter
___________________________________       Secretary and Director
       (J. Philip Hunter)

 /s/ John W. Bennett
___________________________________       Director
        (John W. Bennett)

 /s/ Richard J. Cole
___________________________________       Director
        (Richard J. Cole)

 /s/ James L. Flynn
___________________________________       Director
        (James L. Flynn)

 /s/ E. Martin Gibson
___________________________________       Director
       (E. Martin Gibson)

___________________________________       Director
      (Dr. Eve L. Menger)

 /s/ Whitney S. Powers
___________________________________       Director
      (Whitney S. Powers)

The Plan.

          Pursuant to the requirements of the Securities Act of 1933, the Hardinge Savings Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira and State of New York on the 12th day of December, 1995.

                                   HARDINGE INC. SAVINGS PLAN

                                   By   /s/ Douglas C. Tifft
                                       _________________________________________
                                       Douglas C. Tifft
                                       Hardinge Savings Plan Committee


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 12, 1995:


            Signature                                   Capacity

 /s/ Douglas C. Tifft
____________________________________             Hardinge Savings Plan
       (Douglas C. Tifft)                        Committee Member

 /s/ Robert E. Agan
____________________________________             Hardinge Savings Plan
         (Robert E. Agan)                        Committee Member

 /s/ Malcolm L. Gibson
____________________________________             Hardinge Savings Plan
        (Malcolm L. Gibson)                      Committee Member

 /s/ Thomas L. Halm
____________________________________             Hardinge Savings Plan
           (Thomas L. Halm)                      Committee Member

 /s/ Daniel M. Ungvarsky
____________________________________             Hardinge Savings Plan
        (Daniel M. Ungvarsky)                    Committee Member